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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-205694, 333-182142, 333-189336, 333- 151728 and 333-117602) and on Form S-3 (No. 333-192640) of Celldex Therapeutics, Inc. of our report dated February 25, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 25, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM